Exhibit 8.1

LIST OF SUBSIDIARIES AND CONSOLIDATED VARIABLE INTEREST ENTITY OF

CANGO INC. AS OF DECEMBER 31, 2023

Subsidiaries	Jurisdiction of Incorporation
Cango Group Limited	Hong Kong
Express Group Development Limited 捷联发展有限公司	Hong Kong
Can Gu Long (Shanghai) Information Technology Consultation Service Co., Ltd.* 灿谷隆（上海）信息科技咨询服务有限公司	PRC

Consolidated Variable Interest Entity (“VIE”)
Shanghai Cango Investment and Management Consulting Service Co., Ltd.* 上海灿谷投资管理咨询服务有限公司	PRC
Shanghai Yungu Haoche Electronic Technology Co., Ltd.* 上海鋆谷好车电子科技有限公司	PRC

Subsidiaries of the Consolidated VIEs
Cango Financing Guarantee Co., Ltd.* 灿谷融资担保有限公司	PRC
Shanghai Wangjin Financial Information Service Co., Ltd.* 上海网金金融信息服务有限公司	PRC
Shanghai Cango Electronic Technology Co., Ltd.* 上海灿谷电子科技有限公司	PRC

Shanghai Wangtian Investment Co., Ltd.* 上海网天投资有限公司	PRC

Nanjing Canyuan Automotive Service Co., Ltd.* 南京灿元汽车服务有限公司	PRC

Hubei Huaitai Automotive Consulting Service Co., Ltd.* 湖北省怀泰汽车咨询服务有限公司	PRC

Chengdu Cango Automotive Service Co., Ltd.* 成都灿谷汽车服务有限公司	PRC
Shandong Huaitong Automotive Consulting Service Co., Ltd.* 山东怀通汽车咨询服务有限公司	PRC
Hefei Cango Automotive Service Co., Ltd.* 合肥灿谷汽车服务有限公司	PRC

Shanghai Chejia Financing Lease Co., Ltd.* 上海有车有家融资租赁有限公司	PRC

Jilin Cango Automotive Information Consulting Service Co., Ltd.* 吉林灿谷汽车信息咨询有限公司	PRC

Gansu Cango Automotive Information Consulting Co., Ltd.* 甘肃灿谷汽车信息咨询有限公司	PRC
Nantong Cango Automotive Information Consulting Service Co., Ltd.* 南通灿谷汽车信息咨询服务有限公司	PRC
Shanghai Cango Advertising Media Co., Ltd.* 上海灿谷广告传媒有限公司	PRC
Shanghai Yunrong Information Technology Co., Ltd.* 上海鋆融信息科技服务有限公司	PRC

Shanghai Cango Zhixing Automobile Lease Co., Ltd.* 上海灿谷知行汽车租赁有限公司	PRC

Shanghai Quanpin Automobile Sales and Service Co., Ltd.* 上海全品汽车销售服务有限公司	PRC

Shanghai Chejia Financing Lease Co., Ltd. Dongguan Branch* 上海有车有家融资租赁有限公司东莞分公司	PRC

Chengdu Chejia Automotive Leasing Service Co., Ltd.* 成都有车有家汽车租赁服务有限公司	PRC

Fushun Insurance Broker Co., Ltd.* 福顺保险经纪有限公司	PRC

Fushun Insurance Broker Co., Ltd. Hunan Branch* 福顺保险经纪有限公司湖南分公司	PRC

Fushun Insurance Broker Co., Ltd. Gansu Branch* 福顺保险经纪有限公司甘肃分公司	PRC

Fushun Insurance Broker Co., Ltd. Guangdong Branch* 福顺保险经纪有限公司广东分公司	PRC

Fushun Insurance Broker Co., Ltd. Shaanxi Branch* 福顺保险经纪有限公司陕西分公司	PRC
Fushun Insurance Broker Co., Ltd. Qingdao Branch* 福顺保险经纪有限公司青岛分公司	PRC
Fushun Insurance Broker Co., Ltd. Shanxi Branch* 福顺保险经纪有限公司山西分公司	PRC
Fushun Insurance Broker Co., Ltd. Guangxi Branch* 福顺保险经纪有限公司广西分公司	PRC

Shanghai Cango Network Technology Co., Ltd.*上海灿谷网络科技有限公司	PRC
Shanghai Cango Network Technology Co., Ltd. Changde Branch*上海灿谷网络科技有限公司常德分公司	PRC
Shanghai Cango Network Technology Co., Ltd. Yingtan Branch*上海灿谷网络科技有限公司鹰潭分公司	PRC
Hubei Zhixing Automobile Lease Co., Ltd.* 湖北知行汽车租赁有限公司	PRC

*	The English name of this subsidiary, consolidated VIE or subsidiary of a consolidated VIE, as applicable, has been translated from its Chinese name.